Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     On January 21, 2005, ScanSoft, Inc. (“ScanSoft”) acquired all of the outstanding capital stock of ART Advanced Recognition Technologies, Inc. (“ART”). The consideration consisted of cash payments to be rendered in two installments: (1) ten million dollars ($10,000,000) to be paid at closing, and (2) sixteen million four hundred fourteen thousand dollars ($16,414,000) to be paid in December 2005. The total initial purchase price of approximately $27,075,000 includes the present value of the second installment of $15,522,000 assuming an annual market rate of interest of 5.75% and estimated transaction costs of $1,553,000.

     The merger is a taxable event and has been accounted for as a purchase of a business.

     On December 6, 2004, ScanSoft, acquired Rhetorical Systems Ltd. through the acquisition of all of the outstanding capital stock of Rhetorical Group PLC (collectively, “Rhetorical”). The consideration consisted of cash payments equal to 2,758,000 Pounds Sterling ($5,360,000) and 449,437 shares of ScanSoft’s common stock (valued at approximately $1,672,000 in accordance with Emerging Issues Task Force (EITF) Issue No. 99-12,“Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination”). The total initial purchase price of approximately $8,477,000 also includes estimated transaction costs of $1,445,000.

     The acquisition is a taxable event and has been accounted for as a purchase of a business.

     On June 15, 2004, ScanSoft acquired all of the outstanding stock of Telelogue, Inc. (“Telelogue”) in exchange for cash consideration consisting of $2,206,000 less certain expenses, of which $500,000 was placed in escrow to cover certain indemnification obligations, and a contingent payment of up to $2,000,000 in cash to be paid, if at all, on or about July 31, 2005, upon the achievement of certain performance goals. As of March 31, 2005 these performance goals had not been achieved. The total initial purchase price of approximately $3,396,000 also includes transaction costs of $893,000 and debt assumed of $297,000.

     The merger is a taxable event and has been accounted for as a purchase of a business.

     The following tables show summary unaudited pro forma financial information as if ScanSoft, Telelogue, Rhetorical and ART had been combined as of January 1, 2004 for statement of operations purposes and as of December 31, 2004 for the balance sheet. Both Rhetorical and Telelogue are included in ScanSoft’s consolidated balance sheet as of December 31, 2004 which was included in ScanSoft’s Form 10-Q for the quarterly period ended December 31, 2004.

     The unaudited pro forma combined financial information of ART, Rhetorical and Telelogue is based on estimates and assumptions, which have been made solely for purposes of developing such pro forma information. The estimated pro forma adjustments arising from the recently completed acquisition of ART are derived from the preliminary purchase price allocation.

     The historical financial information of ART for the year ended December 31, 2004 has been derived from the audited financial statements of ART which are included in this Form 8-K/A.

     Pro forma adjustments reflect only those adjustments which are factually determinable and do not include the impact of contingencies. Pro forma adjustments reflect the recording of the fair value of the assets acquired and the liabilities to be assumed of ART.

     During the three months ended December 31, 2004, ScanSoft recorded a charge of $700,000 related to restructuring actions taken in international subsidiaries in connection with recently announced acquisitions. Restructuring activities associated with the ART acquisition resulted in severance costs, related to former ART employees, of approximately $147,000. These costs have been accrued in purchase accounting in accordance with EITF No. 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination” and are included in current liabilities.

     A summary of the preliminary purchase price allocation as of January 21, 2005 for the acquisition of ART is as follows:

Estimated Purchase Consideration
Cash	$25,521,595
Transaction Costs	1,553,000

Total Estimated Purchase Consideration	$27,074,595

Preliminary Allocation of Purchase Consideration
Current Assets	$7,086,906
Property & Equipment	768,581
Other Assets	485,783
Identifiable Intangible Assets	9,380,000
Goodwill	12,208,063

Total Assets Acquired	$29,929,333

Current Liabilities	$(2,780,125)
Long-Term Liabilities	(74,613)

Total Liabilities Assumed	(2,854,738)

$27,074,595

Current assets acquired primarily relate to cash and accounts receivable. Other assets include prepaid insurance. Current liabilities assumed primarily relate to accounts payable, accrued expenses, and accrued severance costs.

The preliminary purchase price allocation has identified the following intangible assets acquired. The respective periods over which these assets will be amortized on a straight-line basis are presented below:

		ESTIMATED
		USEFUL LIFE
	AMOUNT	LIFE
		(IN YEARS)
Core and completed technology	$5,150,000	7
Customer relationships	4,210,000	5
Non-compete agreements	20,000	1

	$9,380,000

The amount assigned to identifiable intangible assets acquired was based on their respective fair values determined as of the acquisition date. The excess of the purchase price over the tangible and identifiable assets was recorded as goodwill and amounted to approximately $12,208,063. In accordance with current accounting standards, the goodwill is not being amortized and will be tested for impairment as required by SFAS No. 142.

The pro forma data is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if each transaction had been consummated as of January 1, 2004 nor is the data necessarily indicative of future operating results. The unaudited pro forma combined financial data and related notes thereto should be read in conjunction with ScanSoft’s Management’s Discussion and Analysis of Financial Condition and Results of Operations as previously filed on ScanSoft’s Form 10-K/T for the transition period from January 1, 2004 to September 30, 2004, and Form 10-Q for the quarterly period ended December 31, 2004 and the historical consolidated financial statements of ART included in this Form 8-K/A.

SCANSOFT, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2004

	Historical	Historical	Pro Forma		Historical	Pro Forma		Historical	Pro Forma		Pro Forma
	ScanSoft (A)	Telelogue (B)	Adjustments		Rhetorical (C)	Adjustments		ART (D)	Adjustments		Combined
	(in thousands, except per share amounts)
Product licenses	$95,765	$295	$—		$1,411	$—		$3,460	$—		$100,931
Professional services	33,187	—	—		—	—		—	—		33,187
Revenue, related parties	1,955	—	—		—	—		—	—		1,955

Total revenue	130,907	295	—		1,411	—		3,460	—		136,073

Costs and expenses:
Cost of product licenses	10,348	409	—		90	—		132	—		10,979
Cost of professional services	22,949	—	—		—	—		—	—		22,949
Cost of revenue from amortization of intangible assets	8,431	—	—		—	—		—	—		8,431

Total Costs and expenses	41,728	409	—		90	—		132	—		42,359

Gross Margin	89,179	(114)	—		1,321	—		3,328	—		93,714

Operating expenses:
Research and development	26,162	839	—		1,413	—		2,425	—		30,839
Selling, general and administrative	66,941	1,246	—		2,095	—		1,898	—		72,180
Amortization of other intangible assets	1,967	—	55	(5)	25	116	(4)(5)	—	1,197	(1)	3,360
Stock-based compensation expense	1,301	—	—		47	—		—	—		1,348
Restructuring and other charges, net	801	—	—		—	—		—	—		801

Total costs and expenses	97,172	2,085	55		3,580	116		4,323	1,197		108,528

Loss from operations	(7,993)	(2,199)	(55)		(2,259)	(116)		(995)	(1,197)		(14,814)
Interest income	429	—	—		45	—		39	(113	) (1)	400
Interest expense	(340)	—	—		—	—		—	(708	) (1)	(1,048)
Other income (expense), net	(141)	(1)	—		13	—		48	—		(81)

Loss before income taxes	(8,045)	(2,200)	(55)		(2,201)	(116)		(908)	(2,018)		(15,543)
Provision for income taxes	1,333	—	—		—	—		102	—		1,435

Net loss	$(9,378)	$(2,200)	$(55)		$(2,201)	$(116)		$(1,010)	$(2,018)		$(16,978)

Charges related to the conversion of preferred stock		$375	$(375	)(5)							$—

Net loss attributable to common shareholders	$(9,378)	$(2,575)	$320		$(2,201)	$(116)		$(1,010)	$(2,018)		$(16,978)

Net loss per common share:
Basic and Diluted	$(0.09)										$(0.16)

Weighted average common shares:
Basic and Diluted	103,780					449					104,229

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

(A)	Derived from ScanSoft’s annual report on Form 10-K/T for the transition period from January 1, 2004 to September 30, 2004, as filed with the SEC.

(B)	Derived from Telelogue’s unaudited financial information for the period from January 1, 2004 through June 15, 2004 (date of acquisition).

(C)	Derived from Rhetorical’s audited financial statements for the nine months ended September 30, 2004.

(D)	Derived from ART’s unaudited financial statements for the nine months ended September 30, 2004.

SCANSOFT, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Three Months Ended December 31, 2004

	Historical	Historical	Pro Forma		Historical	Pro Forma		Pro Forma
	ScanSoft (A)	Rhetorical (B)	Adjustments		ART (C)	Adjustments		Combined
	(in thousands, except per share amounts)
Product licenses	$46,834	$186	$—		$1,419	$—		$48,439
Professional services	13,744	—	—		—	—		13,744
Revenue, related parties	—	—	—		—	—		—

Total revenue	60,578	186	—		1,419	—		62,183

Costs and expenses:
Cost of product licenses	5,516	—	—		450	—		5,966
Cost of professional services	9,592	11	—		—	—		9,603
Cost of revenue from amortization of intangible assets	2,825	—	—		—	—		2,825

Total Costs and expenses	17,933	11	—		450	—		18,394

Gross Margin	42,645	175	—		969	—		43,789

Operating expenses:
Research and development	9,110	—	—		1,215	—		10,325
Selling, general and administrative	25,418	—	—		1,159	—		26,577
Amortization of other intangible assets	669	1,863	28	(3)(4)	—	399	(1)	2,959
Stock-based compensation expense	698	—	—		—	—		698
Restructuring and other charges, net	659	—	—		—	—		659

Total costs and expenses	36,554	1,863	28		2,374	399		41,218

Income (loss) from operations	6,091	(1,688)	(28)		(1,405)	(399)		2,571
Interest income	117	11	—		10	(38	) (1)	100
Interest expense	(90)	—	—		—	(236	) (1)	(326)
Other income (expense), net	(917)	(18)	—		(4)	—		(939)

Income (loss) before income taxes	5,201	(1,695)	(28)		(1,399)	(673)		1,406
Provision for income taxes	2,060	—	—		32	—		2,092

Net income (loss)	$3,141	$(1,695)	$(28)		$(1,431)	$(673)		$(686)

Net income (loss) per common share:
Basic and Diluted	$0.03							$(0.01)

Weighted average common shares outstanding,
Basic	108,535		324					108,859
Diluted	115,992		324					116,316

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

(A)	Derived from ScanSoft’s unaudited statement of operations included in its Form 10-Q for the three months ended December 31, 2004, as filed with the SEC.

(B)	Derived from Rhetorical’s unaudited financial information for the period from October 1, 2004 to December 6, 2004.

(C)	Derived from ART’s unaudited statement of operations for the three months ended December 31, 2004.

SCANSOFT, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
December 31, 2004

	Historical	Historical	Pro Forma		Pro Forma
	ScanSoft (A)	ART (B)	Adjustments		Combined
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$41,276	$3,863	$(10,000	) (2)	$35,139
Marketable securities	1,506	35	—		1,541
Accounts receivable, Net	50,735	553	1,732	(2)	53,020
Inventory	821	—	—		821
Prepaid expenses and other current assets	6,535	147	—		6,682

Total current assets	100,873	4,598	(8,268)		97,203

Long-term marketable securities	3,814	—	—		3,814
Goodwill	253,825	—	12,967	(2)	266,792
Other intangible assets, net	42,137	—	9,380	(2)	51,517
Property and equipment, net	8,253	740	—		8,993
Other assets	4,011	537	—		4,548

Total assets	$412,913	$5,875	$14,079		$432,867

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,532	$321	$—		$11,853
Accrued compensation	10,146	—	—		10,146
Accrued expenses	15,613	870	1,946	(2)	18,429
Deferred revenue	13,785	—	55	(2)	13,840
Note payable	337	—	—		337
Deferred payment for acquisitions	—	—	15,522	(2)	15,522
Deferred payment obligation for technology license	2,826	—	—		2,826
Other current liabilities	5,348	—	424	(2)	5,772

Total current liabilities	59,587	1,191	17,947		78,725

Deferred revenue	125	—	—		125
Long-term notes payable, net of current portion	27,609	—	—		27,609
Deferred tax liability	2,936	—	—		2,936
Other liabilities	14,109	741	75	(2)	14,925

Total liabilities	104,366	1,932	18,022		124,320

Commitments and contingencies
Stockholders’ equity:
Preferred stock	4,631	34	(34	) (2)	4,631
Common stock	109	8	(8	) (2)	109
Additional paid-in capital	478,258	27,180	(27,180	) (2)	478,258
Treasury stock, at cost	(11,094)	(30)	30	(2)	(11,094)
Deferred compensation	(5,047)	—	—		(5,047)
Accumulated other comprehensive income (loss)	371	—	—		371
Accumulated deficit	(158,681)	(23,249)	23,249	(2)	(158,681)

Total stockholders’ equity	308,547	3,943	(3,943)		308,547

Total liabilities and stockholders’ equity	$412,913	$5,875	$14,079		$432,867

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

(A)	As reported in ScanSoft’s unaudited balance sheet included in its quarterly report on Form 10-Q for the three months ended December 31, 2004, as filed with the SEC.

(B)	Derived from ART’s audited balance sheet as of December 31, 2004.

SCANSOFT, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

 Pro forma adjustments reflect only those adjustments which are factually determinable and do not include the impact of contingencies. Pro forma adjustments include the following:

     (1) Adjustment to record amortization expense of $1,197,000 and $399,000 for the identifiable intangible assets associated with the ART acquisition for the nine months ended September 30, 2004 and the three months ended December 31, 2004, respectively, as if the acquisition had occurred on January 1, 2004. The allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending collection of data to evaluate estimates of future revenues and earnings to determine a discounted cash flow valuation of certain intangibles that meet the separate recognition criteria of Financial Accounting Standard No. 141. ScanSoft expects this process and subsequent allocation of purchase price to be complete within 180 days of the closing of the transaction. ScanSoft’s preliminary assessment is that the weighted average useful life of the acquired identifiable intangible assets will be 6 years. The acquired identifiable intangible assets will be amortized using the straight-line method. An increase in the amount of identifiable intangible assets or a change in the allocation between the acquired identifiable intangible assets and goodwill for the ART acquisition of $100,000 would result in a change in pro forma amortization expense of approximately $12,750 and $4,250 for the nine months ended September 30, 2004 and the three months ended December 31, 2004, respectively. An increase in the weighted average useful life of the acquired identifiable intangible assets from 6 years to 7 years would result in a decrease in pro forma amortization expense of approximately $193,500 and $64,500 for the nine months ended September 30, 2004 and the three months ended December 31, 2004, respectively. A decrease in the weighted average useful life of the acquired identifiable intangible assets from 6 years to 5 years would result in an increase in pro forma amortization expense of approximately $208,500 and $69,500 for the nine months ended September 30, 2004 and the three months ended December 31, 2004, respectively.

– Adjustment of $113,000 and $38,000 to eliminate interest income on the initial cash payment for the ART acquisition for the nine months ended September 30, 2004 and the three months ended December 31, 2004.

– Adjustment of $707,854 and $235,951 to record interest expense at an annual rate of 5.75% for the nine months ended September 30, 2004 and the three months ended December 31, 2004, respectively, in connection with the deferred payment for acquisitions of $16,414,000 entered into with the former shareholders of ART.

     (2) To record the fair value of the assets acquired and the liabilities assumed of ART, subject to adjustment pending the completion of a post-closing review of the purchased assets assuming the acquisition was consummated December 31, 2004. The pro forma adjustments include $10,000,000 of cash consideration and $1,553,000 for transaction fees paid, which include legal, accounting and tax fees, investment bankers’ fees and due diligence fees incurred by ScanSoft. These transaction fees are included in the total estimated purchase consideration. In addition, $16,414,000 in additional purchase consideration to be paid in December 2005 has been classified as deferred payment for acquisitions as of December 31, 2004, net of an adjustment of $892,000 to reduce the deferred payment to its present value based on the imputed interest expense, at an annual rate of 5.75%.

     The pro forma adjustments to ART historical data made in determining the net tangible assets acquired include the elimination of $3,943,000 of stockholders’ equity. The pro forma financial statements also include the following adjustments to record the fair value of net tangible assets acquired and liabilities assumed:

- Adjustment to increase unbilled accounts receivable by $1,732,000 in connection with royalty based licensing arrangements. Also in connection with this arrangement, an adjustment was made to increase deferred revenue by $57,500 which represents the fees for the remaining maintenance and support period, net of an adjustment of $3,000 to reduce deferred revenue to the fair value associated with performance obligations assumed by ScanSoft and which do not meet the criteria of a performance obligation under EITF No. 01-03 “Accounting in a Business Combination for Deferred Revenue of an Acquiree”.

- Adjustment to increase accrued expenses by $146,911 in connection with severance costs, related to former ART employees. These costs have been accrued in accordance with EITF No. 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination” and are included in current liabilities.

- Adjustment to increase accrued expenses by $246,000 to reflect pre-acquisition severance liabilities at fair value.

- Adjustment to increase other current liabilities by $423,871 which consists of (1) commissions to third party partners of $383,692; (2) sales commissions of $28,179; and, (3) consultancy fees of $12,000.

- Adjustment to increase other long-term liabilities by $74,613 in connection with a royalty based licensing arrangement.

     (3) Adjustment to record amortization expense of $141,000 and $34,000 for the identifiable intangible assets associated with the acquisition of Rhetorical for the nine months ended September 30, 2004 and the three months ended December 31, 2004 as if the acquisition had occurred on January 1, 2004.

     (4) Adjustment to eliminate amortization expense of $25,000 and $6,000 for the nine months ended September 30, 2004 and the three months ended December 31, 2004 related to intangible assets of Rhetorical existing prior to the acquisition.

     (5) Adjustment to record amortization expense of $55,000 for the identifiable intangible assets associated with the Telelogue acquisition and an adjustment to eliminate charges related to the accretion of dividends on convertible preferred stock of $375,000 for the period January 1, 2004 to June 15, 2004 (date of acquisition).